Exhibit 10.30

EXECUTION

AMENDMENT NUMBER THREE

to the

MASTER REPURCHASE AGREEMENT

Dated as of December 9, 2010,

among

PENNYMAC CORP., PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC and

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 24th day of February, 2012 among PENNYMAC CORP. and PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each, a “Seller” and jointly and severally, the “Seller” or “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of December 9, 2010, among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers and Buyer have agreed to extend the Termination Date under the Agreement and to provide for the payment of a pro-rated commitment fee for such period, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers represent to Buyer that Sellers are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                                Amendments.  Effective as of February 24, 2012 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)                                  Section 2 of the Agreement is hereby amended by adding new definitions of “2012 Extension Commitment Fee” and “2012 Extension Commitment Fee Installment Amount” before the definition of “Accepted Servicing Practices” to read as follows:

“2012 Extension Commitment Fee” shall have the meaning assigned to it in the Pricing Side Letter.

“2012 Extension Commitment Fee Installment Amount” shall have the meaning assigned             to it in the Pricing Side Letter.

(b)                                 Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean April 13, 2012 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c)                                  Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

The Buyer and Seller acknowledge and agree that the Commitment Fee was paid in full, and no portion of such Commitment Fee is refundable by Buyer to Seller. In connection with the extension of the Termination Date from March 7, 2012 to April 13, 2012, Seller agrees to pay to Buyer an additional commitment fee for the period beginning on March 7, 2012 through April 13, 2012, equal to the 2012 Extension Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in two (2) equal payments which shall each be equal to the 2012 Extension Commitment Fee Installment Amount.  The first installment of the 2012 Extension Commitment Fee shall be due and payable on or prior to March 1, 2012, and the second installment shall be due and payable on April 2, 2012.  Buyer may, in its sole discretion, net any installment of the 2012 Extension Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Seller.  In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the 2012 Extension Commitment Fee, the balance of the 2012 Extension Commitment Fee shall be payable on the Termination Date. Each installment of the 2012 Extension Commitment Fee is and shall be deemed to be fully earned as of the date hereof and non-refundable when paid.

SECTION 2.                                Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3.                                Representations.  Sellers hereby represent to Buyer that as of the date hereof, Sellers are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4.                                Binding Effect; Governing Law.  This Amendment Number Three shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 5.                                Counterparts.  This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6.                                Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

		By:	/s/Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer and Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC
(Seller)

		By:	/s/Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer and Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

		By:	/s/Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Vice President, Finance

CITIBANK, N.A.
(Buyer)

		By:	/s/Susan Mills
		Name:	Susan Mills
		Title:	Vice President

Acknowledged:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/Anne D. McCallion
Name:	Anne D. McCallion
Title:	Chief Financial Officer

Amendment Number Three to Master Repurchase Agreement